EXHIBIT 23(c)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement of Radyne ComStream Inc. (formerly Radyne Corp.) on Form S-8 of our report dated February 4, 1998, appearing in the Annual Report on Form 10-K/A of Radyne ComStream Inc. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

November 3, 1999